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Exhibit 99.1

Information from preliminary prospectus supplement

WJ Communications, Inc.

Business overview

        We design, develop and market innovative, high-performance radio frequency ("RF") semiconductor products that target the wireless communications, broadband cable, RF identification ("RFID") and defense and homeland security markets. We have been designing RF devices for more than 45 years and have developed significant expertise in RF design, semiconductor process technology and component integration. With our team of engineering and technical employees experienced in the distinctive requirements of RF semiconductors, we seek to address the RF challenges in systems utilized in multiple markets. We sell our products to a broad group of communications original equipment manufacturers ("OEMs") and their suppliers and subcontractors, including Ericsson, Lucent Technologies, Motorola, Richardson Electronics and Samsung.

        We are committed to being a leader and innovator in the RF semiconductor market and believe that we are positioned to provide a broad portfolio of RF technology solutions. Our semiconductor products are comprised primarily of amplifiers, mixers, transistors and multi-chip modules ("MCMs") that enable current and next generation wireless and wireline communications networks. Our MCMs integrate multiple RF semiconductors, process technologies and functions in a single package allowing us to significantly reduce cost, power consumption and circuit board space. Our ability to design our semiconductors in multiple process technologies, including GaAs, MESFET, HBT, InGaP HBT, SiGe and CMOS, enables us to address a variety of end-markets and applications.

        Our progress in semiconductors has been driven by our rapid introduction of new, innovative products. In 2002 and 2003, we introduced 54 new products, including in 2003 our first product for the RFID market, the SX2000, an RFID reader engine. Our commitment to providing innovative and high quality products resulted in an increase in design wins to 157 in 2003 from 109 in 2002. A design win occurs when a customer informs us that it has included our product in the bill of materials for a product that we expect the customer to begin shipping in the next 12 months. Our design wins were realized in the wireless communications, broadband cable, RFID and defense and homeland security markets, demonstrating our ability to leverage our RF semiconductor expertise across multiple markets. In addition to our internal research and development, we also collaborate with many of our customers to design and develop new semiconductors for their next generation products. For example, we recently formed an arrangement with Alien Technologies to supply high performance RFID reader engines that function in partnership with Alien Technologies' RFID systems and tags. We are also working with a third party to design and develop new high-powered amplifiers for wireless infrastructure applications that we expect to introduce in 2004.

        Since early 2002, we have undertaken several strategic initiatives to focus on our competitive advantages and dedicate our resources to the RF semiconductor market. As part of these initiatives, we recently sold our wireless repeater and thin-film product lines and exited the fiber optic and fixed wireless assemblies markets. We are also in the process of implementing a fully outsourced manufacturing model utilizing outside foundries for our manufacturing needs. We believe that our shift to fully outsourced manufacturing, which we expect to complete in 2004, will allow us to further reduce our operating costs and accelerate the time-to-market of our products, while continuing to provide access to advanced manufacturing technologies. Since focusing on our RF semiconductor business and transitioning to a fabless manufacturing model, we have grown semiconductor revenue and increased our overall gross margins to 43% in the third quarter of 2003 from 23% in the first quarter of 2002.

        We were founded in 1957 in Palo Alto, California, and for many years we focused on RF microwave devices for defense electronics and space communications systems. Beginning in the 1990s, we began applying our RF design, semiconductor technology and integration capabilities to address the growing opportunities for commercial communications products. We believe that our track record of designing high quality, reliable products and our long-standing relationships with industry-leading customers are important competitive advantages.

Industry overview

        We believe several important trends provide long-term growth opportunities in the wireless communications and broadband cable markets as well as other markets dependent on RF technology and integration, such as RFID and defense and homeland security. Trends driving the growth in demand for high-performance RF products include:

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  Growth of number of wireless subscribers and increase in consumer demand for advanced data services.  The worldwide wireless communications industry has grown considerably in recent years and continues to grow, with the number of subscribers expected to grow from 1.3 billion in 2003 to 1.7 billion in 2007 according to IDC, representing a 7% compound annual growth rate. At the same time, mobile subscribers are increasingly demanding data services in addition to traditional voice telephony services. To meet this demand, network operators are building new and upgrading existing mobile networks to offer greater network capacity and speed to deliver voice and data services. These next generation wireless networks require new equipment based on more advanced RF semiconductor technology.

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  Demand for high-performance broadband cable network services.  In recent years, many cable network operators have begun to upgrade their network infrastructure to support high-speed data services, a broad selection of digital television channels and voice telephony services. To support these enhanced services, cable network operators are upgrading their network infrastructure with equipment that utilizes high frequency RF technologies.

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  Potential broad deployment of RFID technology.  RFID offers the potential for substantial productivity gains and operational cost savings because it enables real-time knowledge of greater amounts of unique product data than can be delivered by conventional technology, such as product type, date of manufacture, serial number and expiration date. The technology has been successfully used in applications to date, such as Exxon Mobil's Speedpass™, and several recent announcements indicate a growing desire to implement RFID technology, including Wal-Mart's announcement that 100 of its suppliers must be RFID compliant in 2005 and a Department of Defense statement that its suppliers must use RFID tags by early 2005. According to Venture Development Corporation, the RFID market is forecasted to grow from $965 million in 2002 to $2.7 billion in 2007, representing a 23% compound annual growth rate. We are targeting the reader device segment of that market.

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  Expansion of defense and homeland security markets.  Growth in defense electronic spending is expected to be driven by a newly heightened focus on defense and the need for modernization of electronic systems and platforms. New homeland security initiatives, such as the development of secure radios for law enforcement personnel, will also require advanced RF technology. Department of Defense and homeland security initiatives are dependent upon RF, microwave and power system applications, creating additional opportunities for RF suppliers.

Business strategy

        Our objective is to be the leading supplier of innovative RF semiconductor products. To meet this goal, we intend to:

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  continue to leverage our expertise in RF design, semiconductor process technology and component integration to grow our product portfolio;

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  target multiple growth markets such as RFID and defense and homeland security and expand our addressable market opportunities in wireless communications and broadband cable;

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  maintain and develop strong collaborative relationships with our industry leading customers and technology partners;

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  capitalize on our fabless semiconductor strategy to reduce our costs, focus our engineering resources on product development and accelerate the time-to-market of new products; and

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  selectively pursue acquisitions of new products and technologies.

Risk factors

        The new markets we are targeting may not grow as forecast and we may not be a successful participant in those markets.

        Our growth strategy is based in part on our success in penetrating new markets, including the RFID and defense and homeland security markets. These markets currently are not a material source of revenue for us, and we cannot assure you that our new products will succeed.

        In addition to the risks generally associated with new product development and introduction, these products are subject to the particular risks described below.

        The growth of the RFID market will depend on, among other things, the ability of suppliers to meet size, portability, cost and power consumption objectives, the ability of industry participants to agree on appropriate technology standards and the willingness of end-users to invest in the required equipment and information systems. Even if the market does grow as forecasted, our ability to successfully participate in the RFID market will depend upon, among other things, our timely development and marketing of appropriate products, attracting the most advantageous industry partnerships, securing any necessary additional intellectual property and forming customer relationships.

        The success of our products for the defense and homeland security markets will require, among other things, that our products conform to the enhanced specifications often associated with products for this sector, and that we develop relationships with a category of customers with which we have not had extensive dealings in recent years. Our results in this sector may also be affected by changes in government funding levels and by contract provisions that may give customers the right to terminate contracts for convenience.

        Third party intellectual property claims could harm our business.

        As is typical in the semiconductor industry, we from time to time receive communications from third parties alleging infringement of patent and other intellectual property rights. For example, we are currently engaged in correspondence with a competitor over an alleged patent infringement claim relating to certain of our products. We believe the asserted claim is without merit and do not believe that the claim will have a material impact on our business. We intend to vigorously protect our proprietary intellectual property rights with respect to all of our products. However, we cannot assure you that this claim, or other such claims that may arise in the future, can be amicably disposed of, and it is possible that litigation could ensue. Litigation could result in substantial costs to us and diversion of our resources. If we fail to obtain a necessary license or if we do not prevail in patent or other intellectual property litigation, we could be required to discontinue using certain technologies, to seek to develop non-infringing technologies, which may not be feasible, and to pay monetary damages, any of which could harm our business.

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Information from preliminary prospectus supplement